UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2009

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On April 17, 2009, we issued 278,771 shares of our common stock, par value $0.0001 per share, in exchange for $4,312,000 principal amount of our 1.375% Convertible Senior Notes due 2012 (the “Notes”) beneficially owned by CSS, LLC.

We will not receive any cash proceeds as a result of the exchange of our common stock for such Notes and such Notes will be retired and cancelled. Immediately following the exchange, the outstanding principal balance of the Notes is $46,180,000. We may engage in additional exchanges in respect of our outstanding indebtedness if and as favorable opportunities arise.

The issuance of the shares of our common stock was made solely in exchange of such Notes pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 3(a)(9) of such Act.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2009	ALEXION PHARMACEUTICALS, INC.

	By:	/s/ Thomas I.H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Senior Vice President and General Counsel

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